Exhibit 99.1
ADAMS RESPIRATORY THERAPEUTICS TO WEBCAST MANAGEMENT PRESENTATION AT THE DEUTSCHE BANK SECURITIES SMALL CAP GROWTH CONFERENCE
CHESTER, N.J. (Feb. 13, 2006) — Adams Respiratory Therapeutics, Inc. (NASDAQ: ARxT) will provide a live audio webcast of a management presentation at the Deutsche Bank Securities Small Cap Growth Conference in Naples, Fla., on Feb. 16, 2006, at approximately 10:00 a.m. (ET). Michael J. Valentino, president and CEO, and David P. Becker, executive vice president, CFO and Treasurer, will review the Company’s most recent business and financial results.
A live audio webcast of the presentation will be available by going to the Investor Relations section of the Adams web site, http://www.adamsrt.com, and clicking on the “News and Events” link. A replay of the webcast will be available later that day.
About Adams Respiratory Therapeutics, Inc.
Adams is a specialty pharmaceutical company focused on the late-stage development, commercialization and marketing of over-the-counter and prescription pharmaceuticals for the treatment of respiratory disorders.
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Investor/Media Contact: Janet M. Barth (908) 879-2428
Source: Adams Respiratory Therapeutics, Inc.